Laurus Master Fund, Ltd.
c/o Laurus Capital Management, L.L.C.
825 Third Avenue 14th Floor
New York, New York 10022

September 12, 2006

Titan Global Holdings, Inc.
44358 Old Warm Springs Blvd.
Fremont, California 94538-6148

Ladies and Gentlemen:

Laurus Master Fund, Ltd. (“Laurus”) has provided certain financing to Titan Global Holdings, Inc. (the “Company”), pursuant to agreements dated as of November 20, 2003 and March 30, 2004 (the “Agreements”), pursuant to which Laurus has received or has the right to receive certain shares (the “Shares”) of the Company’s common stock (“Common Stock”). Laurus and the Company have entered into an agreement dated as of the date hereof pursuant to which the Company has a right to purchase certain shares of the Company’s common stock from Laurus. In consideration of good and valuable consideration, receipt of which is hereby acknowledged, Laurus hereby agrees that during the period commencing on the date hereof through the date which is two years thereafter, without the prior written consent of the Company, Laurus will not sell Shares during a twenty two (22) day trading period in a number that exceeds twenty percent (20%) of the aggregate dollar trading volume of the Common Stock for the twenty two (22) day trading period immediately preceding and including the date of such proposed sales by Laurus. Such restriction shall not in any way affect Laurus’ right to convert or exercise any of its options, warrants or convertible notes issued by the Company.

Notwithstanding the foregoing, the restrictions set forth above shall not apply to transfers in a private transaction, including as a bona fide gift or gifts, provided that the transferee thereof agree to be bound in writing by the restrictions set forth herein.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to enter into this Letter Agreement, and (ii) the undersigned was represented by legal counsel in connection herewith. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name: David Grin
Title: Director